Exhibit 99.2
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FOR IMMEDIATE RELEASE


         SAN DIEGO, May 10, 2002/PRNewswire-FirstCall/ -- Burnham Pacific Properties, Inc. (NYSE: BPP - news) today announced that, in accordance with the Plan of Complete Liquidation and Dissolution of Burnham previously approved by Burnham's stockholders, Burnham intends to enter into a liquidating trust agreement (the "Trust Agreement") on June 28, 2002 for the purpose of winding up Burnham's affairs and liquidating Burnham's assets. It is currently anticipated that, on June 28, 2002, Burnham will transfer its then remaining assets to (and its then remaining liabilities will be assumed by) the Trustees (as defined below) of the BPP Liquidating Trust, and Burnham will be dissolved. June 27, 2002 (the "Record Date") will be the last day of trading of Burnham common stock on the New York Stock Exchange, and Burnham's stock transfer books will be closed as of the close of business on such date.

         Under the terms of the proposed Trust Agreement, on June 28, 2002, each stockholder of Burnham on the Record Date (each, a "beneficiary") automatically will become the holder of one unit of beneficial interest ("Unit") in the BPP Liquidating Trust for each share of Burnham common stock then held of record by such stockholder. After June 28, 2002, all outstanding shares of Burnham common stock automatically will be deemed cancelled, and the rights of beneficiaries in their Units will not be represented by any form of certificate or other instrument. Stockholders of Burnham on the Record Date will not be required to take any action to receive their Units. The Trustees will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the BPP Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, the Units will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any Units.

         It is currently contemplated that the initial co-trustees (the "Trustees") of the BPP Liquidating Trust will be Scott C. Verges and an unaffiliated third party appointed by the board of directors of Burnham. Successor trustees may be appointed to administer the BPP Liquidating Trust in accordance with the terms of the Trust Agreement. It is expected that from time to time the BPP Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the BPP Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the BPP Liquidating Trust.

         For federal income tax purposes, on June 28, 2002, stockholders of Burnham on the Record Date will be deemed to have received a pro rata share of the assets of Burnham to be transferred to the BPP Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of Burnham assumed by the BPP Liquidating Trust. Accordingly, each stockholder will recognize gain or loss in an amount equal to the difference between (x) the fair market value of such stockholder's pro rata share of the assets of Burnham that are transferred to the BPP Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of Burnham that are assumed by the BPP Liquidating Trust and (y) such stockholder's adjusted tax basis in the shares of Burnham common stock held by such stockholder on the Record Date.

         The BPP Liquidating Trust is intended to qualify as a "liquidating trust" for federal income tax purposes. As such, the BPP Liquidating Trust will be a complete pass-through entity for federal income tax purposes and, accordingly, will not itself be subject to federal income tax. Instead, for federal income tax purposes, on June 28, 2002, stockholders of Burnham on the Record Date will be deemed to have received, and therefore own, a pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, subject to a pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust, and will be subject to the same federal income tax consequences with respect to the receipt, ownership or disposition of such assets as if such stockholder had directly received, owned or disposed of such assets, subject to such liabilities. Accordingly, distributions, if any, of the Trust's assets to beneficiaries of the BPP Liquidating Trust will not be taxable to such beneficiaries, though beneficiaries will be required to take into account, in accordance with their method of accounting, a pro rata share of the BPP Liquidating Trust's items of income, deduction, gain, loss or credit, regardless of the amount or timing of distributions to beneficiaries. The Trustees will furnish to beneficiaries of the BPP Liquidating Trust a statement of their pro rata share of the assets transferred by Burnham to the BPP Liquidating Trust, less their pro rata share of Burnham's liabilities assumed by the BPP Liquidating Trust. On a yearly basis, the Trustees also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, credit and deduction of the BPP Liquidating Trust to be included on their tax returns. Stockholders of Burnham are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the BPP Liquidating Trust.

         This press release contains forward-looking statements that predict or indicate future events that do not relate to historical matters. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the following: Burnham may be unable to transfer all of its remaining assets and liabilities to the BPP Liquidating Trust if it fails to obtain all necessary third party consents to such transfer or such transfer may be otherwise materially delayed; the BPP Liquidating Trust may be unable to consummate sale transactions with respect to some or all of Burnham's remaining properties or such sales may be materially delayed; the BPP Liquidating Trust may not be able to complete the liquidation in a timely manner or realize proceeds from the sales of assets in amounts that will enable it to provide liquidating distributions to beneficiaries; Burnham's board of directors may terminate the Plan of Complete Liquidation and Dissolution due to unstable or unfavorable real estate or financial market conditions or for any other reason; and occupancy rates and market rents may be adversely affected by economic and market conditions which are beyond our and the Trustees' control, including imbalances in supply and demand for retail shopping center space and the financial condition of tenants.

         You should also read the risk factors that are discussed in Burnham's periodic reports filed with the Securities and Exchange Commission, including the risk factors that are contained in our Form 10-K for the year ended December 31, 2001. You should be aware that the risk factors contained in that Form 10-K may not be exhaustive. Therefore, we recommend that you read the information in that Form 10-K together with other reports and documents that we file with the SEC from time to time, including our Forms 10-Q and 8-K, which may supplement, modify, supersede or update those risk factors.

         Burnham assumes no obligation to update the forward-looking statements included in this press release. However, if the board of directors of Burnham should determine to extend the Record Date beyond June 27, 2002, Burnham will issue a press release announcing such date. Further questions with respect to the foregoing may be addressed to Mr. Daniel Platt, Chief Financial Officer, at (619) 652-4700 or 110 West A Street, Suite 900, San Diego, CA 92101.